AECOM
13355 Noel Road #400
Dallas, Texas 75240

May 20, 2024

Shimmick Corporation
530 Technology Drive, Suite 300
Irvine, California 92618

Re: Side Letter to Credit Agreement

All:

This letter agreement (this “Agreement”) serves to memorialize the agreement between AECOM, a Delaware corporation (together with its successors and assigns, “AECOM”) and Shimmick Corporation, a Delaware corporation (“Shimmick,” and together with its wholly-owned subsidiaries, the “Credit Parties”, and Shimmick, together with AECOM, the “Parties”) in relation to that certain Credit, Security and Guaranty Agreement, dated as of the date hereof, by and among Shimmick Construction Company, Inc., Rust Constructors Inc., The Leasing Corporation, Shimmick, the other guarantors party thereto, the agent thereunder, and the lenders from time to time party thereto (as amended, amended and restated, supplemented or modified from time to time in accordance with the terms thereof, the “Credit Agreement”). Capitalized terms used but not defined herein (other than in paragraph 6 below) shall have the meanings given such terms in the Credit Agreement. This Agreement is the “AECOM Side Letter” referred to in the Credit Agreement.

In connection with the Credit Agreement, the Parties agree as follows:

1.
Shimmick will form and maintain a special committee of three independent directors (the “Special Committee”). AECOM, Shimmick, and Berkshire Hathaway Specialty Insurance Company (“BHSI,” and together with AECOM, the “Lenders”), will each initially nominate a qualified independent director to serve on the Special Committee. In connection therewith, Shimmick has selected Brendan Herron as its initial designee, AECOM has selected Peter Kravitz as its initial designee and BHSI has selected Geoff Heekin as its initial designee. To the extent that any vacancy occurs with respect to any director on the Special Committee, such vacancy shall be filled by the same appointing party that nominated such director initially. For clarity, “independent” shall mean independent with respect to both the applicable appointing entity and Shimmick.
2.
The Special Committee will have authority to oversee the matters set forth in the charter of the Special Committee, a form of which is attached hereto as Exhibit A.
3.
Shimmick will appoint an independent Chief Transformation Officer (“CTO”), who shall be Nick Campbell of MERU or, solely to the extent that Nick Campbell is unwilling or unable to serve in such capacity, another CTO that is reasonably acceptable to AECOM and BHSI. The CTO will report to the Special Committee.
4.
The board resolution(s) appointing and delegating authority to, the CTO and the Special Committee shall be subject to the approval of Lenders, not to be unreasonably withheld, conditioned or delayed and shall not subsequently be amended, modified or replaced without the approval of the Lenders, not to be unreasonably withheld, conditioned or delayed.
5.
On or prior to the Closing Date (and, in any case, as a condition to the Closing Date), the parties will enter into a confidential Settlement and Release Agreement in form and substance acceptable to AECOM and Shimmick (the “Settlement and Release Agreement”).
6.
In connection with the Settlement and Release Agreement, AECOM and Shimmick are also entering into that certain Share Issuance Agreement, dated as of the date hereof (the “Share Issuance Agreement”), pursuant to which Shimmick will issue to AECOM 7,745,000 shares of common stock of Shimmick, par value $0.01 per share (“Common Stock”), subject to the terms and conditions of the Share Issuance Agreement. The Share Issuance Agreement also contemplates certain registration rights in favor of AECOM. Capitalized terms used but not defined in this paragraph 6 shall have the meanings given such terms in the Share Issuance Agreement. Notwithstanding anything to the contrary in the Share Issuance Agreement, AECOM and Shimmick hereby agrees as follows:
(a)
Section 4.2(a) of the Share Issuance Agreement contemplates that in the event of a cutback pursuant to such section, the number of Registrable Shares will be reduced in accordance with the terms of this Agreement. With respect to such cutback, Shimmick agrees to register 100% of the Registrable Shares held by AECOM prior to registering any Common Stock held by GOHO, LLC (“GOHO”) or any other third-party; provided, however, that if AECOM expressly declines (in writing) to exercise its rights to register any portion of its Registrable Shares that are permitted to be included in such registration (such number of shares that were otherwise permitted to be included, the “Permitted Amount”), nothing herein or in the Share Issuance Agreement shall prohibit the registration of shares held by GOHO on such registration statement in an amount equal to the Permitted Amount. For the avoidance of doubt, any determination by AECOM to decline to register a portion of its Registrable Shares on a registration statement shall apply only to such registration statement, and AECOM shall have priority over GOHO and any other third party with respect to subsequent registration statements.
(b)
In the event of the termination of Mitchell Goldsteen’s employment with Shimmick or his removal as a director of Shimmick caused by (x) the Special Committee of the Board of Directors of Shimmick or a majority of the independent directors on the Board of Directors of Shimmick or (y) death or disability (a “Termination Event”), AECOM hereby expressly agrees that Shimmick and GOHO may enter into a registration rights agreement (the “GOHO Registration Rights Agreement”) that (i) permits the registration of shares held by GOHO on a shelf registration statement and (ii) grants GOHO the right to demand underwritten offerings and piggyback rights; provided that, the GOHO Registration Rights Agreement shall not provide GOHO with any rights superior to those granted to AECOM in Section 4 of the Share Issuance Agreement or that otherwise would prevent Shimmick from performing the rights granted to AECOM under the Share Issuance Agreement. Notwithstanding the foregoing or anything to the contrary herein, in the Share Issuance Agreement, or in the GOHO Registration Rights Agreement, Shimmick shall in no event (i) conduct any underwritten offering for the resale of Common Stock beneficially owned by Mitchell Goldsteen, GOHO or its affiliates until the later of (A) the date that an initial shelf registration statement providing for the resale of Registrable Shares held by AECOM is declared effective (the “Effective Date”) and (B) a Termination Event without the written consent of AECOM or (ii) permit Mitchell Goldsteen, GOHO or its affiliates to exercise any piggyback rights until the earlier of (A) the Effective Date and (B) a Termination Event. In addition, notwithstanding anything to the contrary herein, the GOHO Registration Rights Agreement will expressly prohibit the exercise of piggyback rights by GOHO in connection with any underwritten offering requested by AECOM pursuant to the Share Issuance Agreement without the consent of AECOM. Notwithstanding anything to the contrary herein, in the Share Issuance Agreement or in the GOHO Registration Rights Agreement, Shimmick shall in no event grant to Mitchell Goldsteen, GOHO or its affiliates any registration statement, underwritten offerings or piggyback rights, in each case providing for the resale of each of their shares, prior to such time that

AECOM may exercise its rights to demand a registration statement, underwritten offering or piggyback rights, respectively, in each case providing for the resale of its shares of Common Stock.
(c)
Following execution of the GOHO Registration Rights Agreement and for so long as AECOM holds Registrable Securities, Shimmick and AECOM agree that no amendments shall be made to the GOHO Registration Rights Agreement that would adversely impact the rights of AECOM or have the effect of modifying the agreements contained herein without the consent of AECOM (and the GOHO Registration Rights Agreement will reflect the existence of such consent right).
(d)
Subject to Shimmick’s compliance with Section 6(b), AECOM agrees that Shimmick may offer GOHO the option to participate in Piggyback Registrations and Underwritten Piggyback Offerings initiated by Shimmick for its own account or the account of third-parties other than AECOM; provided, however, that, until the execution of the GOHO Registration Rights Agreement, AECOM shall have first priority over GOHO in any such Piggyback Registration and Underwritten Piggyback Offering. Following execution of the GOHO Registration Rights Agreement, in the event of any cutback of the offering size in any Piggyback Registration or Underwritten Piggyback Offerings, such shares to be included in any such Piggyback Registration or Underwritten Piggyback Offering shall be allocated 50% to AECOM and 50% to GOHO.

This Agreement shall be interpreted and construed in accordance with and governed by the law of the State of New York and the provisions of Sections 13.1 through 13.5 and Sections 13.7 through 13.13 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis. Shimmick shall not assign or delegate its rights or obligations hereunder without the prior written consent of AECOM and any purported assignment or delegation without such prior written consent shall be null and void ab initio. AECOM may assign and delegate its rights and obligations hereunder in accordance with the lender assignment provisions of the Credit Agreement, which shall apply hereto mutatis mutandis.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please sign and return this Agreement to us.

Sincerely,

AECOM

By:________________________________
Name:
Title:

[Signature Page to AECOM Side Letter to Credit Agreement]

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST WRITTEN ABOVE:

SHIMMICK CORPORATION

By:________________________________
Name:
Title: